Exhibit 99.1
The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Reports Strong Fiscal 2025 Full-Year Results Driven
by Robust Gross Margin Expansion and EPS Growth

Fiscal 2026 Guidance calls for further gains in key financial metrics

MARYSVILLE, Ohio, November 5, 2025 – The Scotts Miracle-Gro Company (NYSE: SMG), the leading marketer of branded consumer lawn and garden products in North America, today announced its results for the fourth quarter and full fiscal year ended September 30, 2025.

“In fiscal ‘25, we delivered significant results in the financial metrics that are central to our growth plans,” said Jim Hagedorn, chairman and CEO. “We drove share gains, made substantial gross margin improvement and achieved meaningful EBITDA and EPS increases. The bigger story is the health of our consumer and resiliency of our category, as evidenced by our strong and sustained POS growth.

“As for our operating structure, we continue to strategically implement AI, robotic automation and other efficiencies to bring cost savings that we in turn are investing in our brands, innovation and channel expansion. Overall, we expect another solid financial performance in fiscal ‘26 to further drive the quality of our earnings.”

Mark Scheiwer, chief financial officer and chief accounting officer, added, “We closed the fiscal year with another strong quarter, continuing the momentum we built over the past two years. We not only delivered on our fiscal ‘25 guidance, but we also outperformed our expectations for gross margin expansion, EPS and free cash flow, enabling us to reduce our debt levels and leverage ratio. We are well positioned to execute our growth strategy, which is reflected in our fiscal ‘26 guidance.”

Fiscal 2025 Full Year Highlights

•U.S. Consumer net sales of $2.99 billion were in line with guidance
•POS units and dollars increased 8.5% and 1.4%, respectively
•GAAP gross margin rate of 30.6% and non-GAAP adjusted gross margin rate of 31.2% improved by 670 and 490 basis points over prior year, respectively
•GAAP earnings of $2.47 per share and non-GAAP adjusted earnings of $3.74 per share improved by $3.08 and $1.45 per share over prior year, respectively
•Non-GAAP Adjusted EBITDA of $581 million improved $71 million over prior year
•Free cash flow of $274 million exceeded expectations and net leverage of 4.10x improved 0.76x versus last year

Fiscal 2026 Outlook

The Company provided direction for fiscal 2026 that includes the following:

•U.S. Consumer net sales low single-digit growth
•Non-GAAP adjusted gross margin of at least 32%
•Non-GAAP adjusted earnings per share of $4.15 to $4.35
•Non-GAAP adjusted EBITDA mid single-digit growth
•Free cash flow of $275 million, driving leverage ratio down to the high 3’s

Details for the fourth quarter and full fiscal year 2025 are available in the accompanying financial tables. Management will further outline its 2026 expectations during its scheduled conference call with the investment community.

Conference Call and Webcast Scheduled for 9 a.m. ET Today, November 5, 2025
The Company will discuss results during a video presentation via webcast today at 9 a.m. ET. To watch the Company presentation and listen to the question-and-answer session, please register in advance at this webcast link. For those planning to participate in the question-and-answer session that follows the video presentation, please register for the webcast to view the presentation in addition to registering in advance via this audio link to receive call-in details and a unique PIN. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the conference call will also be available on the Company’s investor website where an archive of the press release and any accompanying information will remain available for at least a 12-month period.

About ScottsMiracle-Gro
With approximately $3.4 billion in sales, the Company is the leading marketer of branded consumer lawn and garden products in North America. The Company’s brands are among the most recognized in the industry. The Company’s Scotts®, Miracle-Gro®, Ortho® and Tomcat® brands are market-leading in their categories. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•An economic downturn and economic uncertainty may adversely affect demand for the Company’s products;
•The Company’s operations, financial condition or reputation may be impaired if its information or operational technology systems fail to perform adequately or if the Company is the subject of a data breach or cyber attack;
•The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;
•In the event of a disaster, the Company’s disaster recovery and business continuity plans may fail, which could adversely interrupt its operations;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•The Company may not successfully develop new product lines and products or improve existing product lines and products;
•The Company’s indebtedness could limit its flexibility and adversely affect its financial condition;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit its ability to market certain products;
•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, any of its top customers, or a material reduction in the inventory of the Company’s products that they carry, could adversely affect the Company’s financial results;
•If the perception of the Company’s brands or organizational reputation are damaged, its consumers, distributors and retailers may react negatively, which could materially and adversely affect the Company’s business, financial condition and results of operations;
•The Company’s success depends on the retention and availability of key personnel and the effective succession of senior management; and
•The Company is involved in a number of legal proceedings and, while it cannot predict the outcomes of such proceedings and other contingencies with certainty, some of these outcomes could adversely affect the Company’s financial condition, results of operations and cash flows.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

For investor inquiries:
Brad Chelton
Vice President
Treasury, Tax and Investor Relations
brad.chelton@scotts.com
(937) 309-2503

For media inquiries:
Tom Matthews
Chief Communications Officer
tom.matthews@scotts.com
(937) 844-3864

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

		Three Months Ended			Twelve Months Ended
	Footnotes	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
Net sales		$387.4	$414.7	(7)%	$3,413.1	$3,552.7	(4)%
Cost of sales		359.7	427.5		2,348.6	2,618.7
Cost of sales—impairment, restructuring and other		4.2	16.8		20.3	83.5
Gross margin		23.5	(29.6)	179%	1,044.2	850.5	23%
% of sales		6.1%	(7.1)%		30.6%	23.9%
Operating expenses:
Selling, general and administrative		136.9	117.6	16%	603.4	559.0	8%
Impairment, restructuring and other		33.8	68.7		63.4	62.8
Other expense, net		2.9	0.1		18.8	19.9
Income (loss) from operations		(150.1)	(216.0)	31%	358.6	208.8	72%
% of sales		(38.7)%	(52.1)%		10.5%	5.9%
Equity in loss of unconsolidated affiliates		12.3	61.6		2.8	68.1
Interest expense		26.8	33.1		128.8	158.8
Other non-operating expense, net		1.4	1.4		5.3	5.5
Income (loss) before income taxes		(190.6)	(312.1)	39%	221.7	(23.6)	1,039%
Income tax expense (benefit)		(38.8)	(68.1)		76.5	11.3
Net income (loss)		$(151.8)	$(244.0)	38%	$145.2	$(34.9)	516%

Basic net income (loss) per common share	(1)	$(2.63)	$(4.29)	39%	$2.52	$(0.61)	513%
Diluted net income (loss) per common share	(2) (4)	$(2.63)	$(4.29)	39%	$2.47	$(0.61)	505%

Common shares used in basic net income (loss) per share calculation		57.7	56.9	1%	57.6	56.8	1%
Common shares and potential common shares used in diluted net income (loss) per share calculation		57.7	56.9	1%	58.7	56.8	3%

Non-GAAP results:
Adjusted net income (loss)	(3)	$(113.1)	$(131.5)	14%	$219.6	$132.0	66%
Adjusted diluted net income (loss) per common share	(2) (3) (4)	$(1.96)	$(2.31)	15%	$3.74	$2.29	63%
Adjusted EBITDA	(3)	$(81.6)	$(97.2)	16%	$581.1	$510.1	14%
Note: See accompanying footnotes.

THE SCOTTS MIRACLE-GRO COMPANY
Segment Results
(In millions)
(Unaudited)
U.S. Consumer consists of the Company’s consumer lawn and garden business in the United States. Hawthorne consists of the Company’s indoor and hydroponic gardening business. Other primarily consists of the Company’s consumer lawn and garden business in Canada. Corporate consists of general and administrative expenses and certain other income and expense items not allocated to the Company’s operating segments.
Segment performance is evaluated based on several factors, including income (loss) before income taxes, amortization, impairment, restructuring and other charges (“Segment Profit (Loss)”), which is a non-GAAP financial measure. The Company believes this measure is indicative of performance trends and the overall earnings potential of each segment.
The following tables present segment financial information for the periods indicated:

	Three Months Ended			Twelve Months Ended
	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
Net Sales:
U.S. Consumer	$311.2	$309.7	—%	$2,993.7	$3,013.7	(1)%
Hawthorne	49.9	80.5	(38)%	165.8	294.7	(44)%
Reportable segment total	361.1	390.2		3,159.5	3,308.4
Other	26.3	24.5	7%	253.6	244.3	4%
Consolidated	$387.4	$414.7	(7)%	$3,413.1	$3,552.7	(4)%

Segment Profit (Loss) (Non-GAAP):
U.S. Consumer	$(65.5)	$(82.5)	21%	$572.6	$498.0	15%
Hawthorne	2.0	(5.0)	140%	2.8	(14.2)	120%
Reportable segment total	(63.5)	(87.5)		575.4	483.8
Other	(9.8)	(8.2)	(20)%	12.7	4.7	170%
Corporate	(35.9)	(30.9)		(133.4)	(117.7)
Intangible asset amortization	(2.9)	(3.9)		(12.3)	(15.7)
Impairment, restructuring and other	(38.0)	(85.5)		(83.8)	(146.3)
Equity in loss of unconsolidated affiliates	(12.3)	(61.6)		(2.8)	(68.1)
Interest expense	(26.8)	(33.1)		(128.8)	(158.8)
Other non-operating expense, net	(1.4)	(1.4)		(5.3)	(5.5)
Income (loss) before income taxes (GAAP)	$(190.6)	$(312.1)	39%	$221.7	$(23.6)	1,039%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30, 2025	September 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$36.6	$71.6
Accounts receivable, net	186.9	176.8
Inventories	592.8	587.5
Prepaid and other current assets	124.0	144.5
Total current assets	940.3	980.4
Investment in unconsolidated affiliates	53.6	45.2
Property, plant and equipment, net	631.6	609.5
Goodwill	243.9	243.9
Intangible assets, net	401.8	418.8
Other assets	470.8	574.1
Total assets	$2,742.0	$2,871.9
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$57.2	$52.6
Accounts payable	229.2	254.7
Other current liabilities	453.3	443.0
Total current liabilities	739.7	750.3
Long-term debt	2,049.2	2,174.2
Other liabilities	310.6	338.0
Total liabilities	3,099.5	3,262.5
Equity (deficit)	(357.5)	(390.6)
Total liabilities and equity (deficit)	$2,742.0	$2,871.9

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Year Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net income (loss)	$145.2	$(34.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment, restructuring and other	21.7	84.3
Share-based compensation expense	69.0	80.4
Depreciation	62.7	64.9
Amortization	12.3	15.7
Deferred taxes	70.8	9.3
Loss on sale of business	17.7	—
Equity in loss of unconsolidated affiliates	2.8	68.1
Changes in assets and liabilities, net of dispositions:
Accounts receivable	(16.6)	128.2
Inventories	(17.9)	293.8
Prepaid and other current assets	(2.3)	10.2
Accounts payable	(0.3)	(1.6)
Other current liabilities	16.0	(45.4)
Other non-current items	(9.2)	(6.2)
Other, net	(0.6)	0.7
Net cash provided by operating activities	371.3	667.5
INVESTING ACTIVITIES
Investments in property, plant and equipment	(97.4)	(84.0)
Investments in loans receivable	(8.5)	—
Investments in unconsolidated affiliates	—	(21.4)
Net cash disposed of on sale of business	(2.5)	—
Other investing, net	(3.7)	5.0
Net cash used in investing activities	(112.1)	(100.4)
FINANCING ACTIVITIES
Borrowings under revolving and bank lines of credit and term loans	702.7	648.5
Repayments under revolving and bank lines of credit and term loans	(824.8)	(1,039.5)
Dividends paid	(154.3)	(151.3)
Purchase of Common Shares	(18.4)	(5.1)
Cash received from exercise of stock options	11.9	3.8
Other financing, net	(11.1)	15.7
Net cash used in financing activities	(294.0)	(527.9)
Effect of exchange rate changes on cash	(0.2)	0.5
Net increase (decrease) in cash and cash equivalents	(35.0)	39.7
Cash and cash equivalents at beginning of year	71.6	31.9
Cash and cash equivalents at end of year	$36.6	$71.6

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$23.5	$(4.2)	$27.7	$(29.6)	$(16.8)	$(12.7)
Gross margin as a % of sales	6.1%		7.2%	(7.1)%		(3.1)%
Loss from operations	(150.1)	(38.0)	(112.2)	(216.0)	(85.5)	(130.5)
Loss from operations as a % of sales	(38.7)%		(29.0)%	(52.1)%		(31.5)%
Equity in loss of unconsolidated affiliates	(12.3)	(3.8)	(8.5)	(61.6)	(51.5)	(10.1)
Loss before income taxes	(190.6)	(41.8)	(148.8)	(312.1)	(137.0)	(175.2)
Income tax benefit	(38.8)	(3.0)	(35.7)	(68.1)	(24.5)	(43.7)
Net loss	(151.8)	(38.8)	(113.1)	(244.0)	(112.4)	(131.5)
Diluted net loss per common share	(2.63)	(0.67)	(1.96)	(4.29)	(1.98)	(2.31)
Common shares and potential common shares used in diluted net loss per share calculation (4)	57.7		57.7	56.9		56.9

Calculation of Adjusted EBITDA (3):	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Net loss (GAAP)	$(151.8)	$(244.0)
Income tax benefit	(38.8)	(68.1)
Interest expense	26.8	33.1
Depreciation	15.6	16.1
Amortization	2.9	3.9
Impairment, restructuring and other charges	38.0	85.5
Equity in loss of unconsolidated affiliates	12.3	61.6
Interest income	—	(0.1)
Share-based compensation expense	13.4	14.8
Adjusted EBITDA (Non-GAAP)	$(81.6)	$(97.2)

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)
(In millions, except per share data)
(Unaudited)

	Twelve Months Ended September 30, 2025			Twelve Months Ended September 30, 2024
	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$1,044.2	$(20.3)	$1,064.5	$850.5	$(83.5)	$933.9
Gross margin as a % of sales	30.6%		31.2%	23.9%		26.3%
Income from operations	358.6	(83.8)	442.3	208.8	(146.3)	355.1
Income from operations as a % of sales	10.5%		13.0%	5.9%		10.0%
Equity in income (loss) of unconsolidated affiliates	(2.8)	(3.8)	1.0	(68.1)	(61.9)	(6.2)
Income (loss) before income taxes	221.7	(87.6)	309.3	(23.6)	(208.2)	184.6
Income tax expense	76.5	(13.2)	89.7	11.3	(41.3)	52.6
Net income (loss)	145.2	(74.4)	219.6	(34.9)	(166.9)	132.0
Diluted net income (loss) per common share	2.47	(1.27)	3.74	(0.61)	(2.89)	2.29
Common shares and potential common shares used in diluted net income (loss) per share calculation (4)	58.7		58.7	56.8		57.7

Calculation of Adjusted EBITDA (3):	Twelve Months Ended September 30, 2025	Twelve Months Ended September 30, 2024
Net income (loss) (GAAP)	$145.2	$(34.9)
Income tax expense	76.5	11.3
Interest expense	128.8	158.8
Depreciation	62.7	64.9
Amortization	12.3	15.7
Impairment, restructuring and other charges	83.8	146.3
Equity in loss of unconsolidated affiliates	2.8	68.1
Interest income	—	(0.5)
Share-based compensation expense	69.0	80.4
Adjusted EBITDA (Non-GAAP)	$581.1	$510.1

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)
(In millions)
(Unaudited)

	Year Ended September 30,
	2025	2024
Calculation of free cash flow (3):
Net cash provided by operating activities (GAAP)	$371.3	$667.5
Investments in property, plant and equipment	(97.4)	(84.0)
Free cash flow (Non-GAAP)	$273.9	$583.5

Note: See accompanying footnotes.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)Basic net income (loss) per common share amounts are calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

(2)Diluted net income (loss) per common share amounts are calculated by dividing net income (loss) by the weighted average number of common shares, plus all potential dilutive securities (common stock options, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)Reconciliation of Non-GAAP Measures

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables above. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial measures reported in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

In addition to GAAP measures, management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, determine incentive compensation and monitor compliance with the financial covenants contained in the Company’s borrowing agreements because it believes that these non-GAAP financial measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of the Company’s underlying, ongoing business.

Management believes that these non-GAAP financial measures are useful to investors in their assessment of operating performance and the valuation of the Company. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, management has determined that it is appropriate to make this data available to all investors. Non-GAAP financial measures exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these non-GAAP financial measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Exclusions from Non-GAAP Financial Measures

Non-GAAP financial measures reflect adjustments based on the following items:

•Impairments, which are excluded because they do not occur in or reflect the ordinary course of the Company’s ongoing business operations and their exclusion results in a metric that provides supplemental information about the sustainability of operating performance.
•Restructuring and employee severance costs, which include charges for discrete projects or transactions that fundamentally change the Company’s operations and are excluded because they are not part of the ongoing operations of its underlying business, which includes normal levels of reinvestment in the business.
•Costs related to refinancing, which are excluded because they do not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of these types of charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.
•Discontinued operations and other unusual items, which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of the Company’s underlying business.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

Definitions of Non-GAAP Financial Measures

The reconciliations of non-GAAP disclosure items include the following financial measures that are not calculated in accordance with GAAP:

Adjusted gross margin: Gross margin excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from operations: Income (loss) from operations excluding impairment, restructuring and other charges / recoveries.
Adjusted equity in income (loss) of unconsolidated affiliates: Equity in income / loss of unconsolidated affiliates excluding impairment charges.
Adjusted income (loss) before income taxes: Income (loss) before income taxes excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted income tax expense (benefit): Income tax expense (benefit) excluding the tax effect of impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted net income (loss): Net income (loss) excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted diluted net income (loss) per common share: Diluted net income (loss) per common share excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted EBITDA: Net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). A form of Adjusted EBITDA is used in agreements governing the Company’s outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the Adjusted EBITDA presented in the reconciliations above which may decrease or increase Adjusted EBITDA for purposes of the Company’s financial covenants.
Free cash flow: Net cash provided by (used in) operating activities reduced by investments in property, plant and equipment.

For the three and twelve months ended September 30, 2025, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During the three and twelve months ended September 30, 2025, the Company incurred a non tax-deductible loss of $17.7 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations related to the divestiture of its Hawthorne professional horticulture business based in the Netherlands.
•During the three and twelve months ended September 30, 2025, the Company incurred employee and executive severance charges of $1.1 million and $7.3 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and $1.7 million and $17.9 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2025, the Company incurred a charge of $7.5 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with a settlement agreement to resolve litigation with the former shareholders of a business that was acquired in fiscal 2021.
•During the three and twelve months ended September 30, 2025, the Company incurred a non-cash loss of $0.0 million and $7.0 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations related to the exchange of its convertible debt investment in RIV Capital Inc. for non-voting exchangeable shares of Fluent Corp. (formerly Cansortium Inc.).
•During the three and twelve months ended September 30, 2025, the Company incurred intangible asset impairment charges of $3.6 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. As part of this restructuring initiative, the Company reduced the size of its supply chain network, reduced staffing levels and implemented other cost-reduction initiatives. During the three and twelve months ended September 30, 2025, the Company incurred costs of $3.1 million and $13.0 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

•During the three and twelve months ended September 30, 2025, the Company recorded an impairment charge of $3.8 million associated with an equity method investment in the “Equity in loss of unconsolidated affiliates” line in the Condensed Consolidated Statements of Operations.

For the three and twelve months ended September 30, 2024, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. During the three months ended September 30, 2024, the Company incurred costs of $16.8 million in the “Cost of sales—impairment, restructuring and other” line and $2.9 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative primarily related to facility closure costs and impairment of right-of-use assets, intangible assets, property, plant and equipment and software. During the twelve months ended September 30, 2024, the Company incurred costs of $83.5 million in the “Cost of sales—impairment, restructuring and other” line and $5.9 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative primarily related to inventory write-down charges, employee termination benefits, facility closure costs and impairment of right-of-use assets, intangible assets, property, plant and equipment and software.
•During the three and twelve months ended September 30, 2024, the Company recognized a non-cash, pre-tax other-than-temporary impairment charge related to its convertible debt investments of $64.6 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2024, the Company recorded pre-tax impairment charges of $51.5 million and $61.9 million, respectively, associated with its investment in Bonnie Plants, LLC in the “Equity in loss of unconsolidated affiliates” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2024, the Company established a valuation allowance against certain deferred tax assets associated with non-cash impairment charges, which resulted in the recognition of additional tax expense of $15.6 million in the “Income tax expense (benefit)” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2024, the Company recorded a gain of $0.0 million and $12.1 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with a payment received in resolution of a dispute with the former ownership group of a business that was acquired in fiscal 2022.

Forward Looking Non-GAAP Measures
In this release, the Company presents certain forward-looking non-GAAP measures. The Company does not provide outlook on a GAAP basis because changes in the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on a GAAP outlook without unreasonable efforts. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results. As a result, the Company does not provide a reconciliation of forward-looking non-GAAP measures to GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

(4)Due to the net loss for the three months ended September 30, 2025 and September 30, 2024, diluted average common shares used in the diluted net loss per common share calculation (both GAAP and non-GAAP) excluded potential Common Shares of 1.2 million and 1.4 million, respectively, because the effect of their inclusion would be anti-dilutive.

Due to the GAAP net loss for the twelve months ended September 30, 2024, diluted average common shares used in the GAAP diluted net loss per common share calculation excluded potential Common Shares of 0.9 million because the effect of their inclusion would be anti-dilutive. Diluted average common shares used in the non-GAAP adjusted diluted net income per common share calculation for the twelve months ended September 30, 2024 included dilutive potential Common Shares of 0.9 million.